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                                                                   EXHIBIT 24(v)


                                POWER OF ATTORNEY


We, the undersigned Directors of North American Security Life Insurance Company (the "Company"), do hereby constitute and appoint John D. Richardson, John D. DesPrez III, James D. Gallagher, John G. Vrysen and Richard C. Hirtle, or any one of them, our true and lawful attorneys to execute for us and in our names in the capacities indicated below reports and other filings to be filed with the Securities and Exchange Commission (or any other regulatory entity) pursuant to the Securities Exchange Act of 1934 (the "1934 Act") including, without limitation, Form 10-Ks and Forms 10-Qs and further to do any and all acts and things and to execute any and all reports, documents and instruments for us and in our names in the capacities indicated below which said attorneys may deem necessary or advisable to enable the Company to comply with the 1934 Act and any rules, regulations, and requirements thereunder and we do hereby ratify and confirm all that said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Executed below by the following persons in the capacities and on the dates indicated:


/s/ John D. DesPrez III
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John D. DesPrez III
Director and President

Date: May 1, 1997
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/s/ Peter S. Hutchison
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Peter S. Hutchison
Director

Date: May 1, 1997
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/s/ John D. Richardson
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John D. Richardson
Director

Date: May 1, 1997
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